VOTING AGREEMENT


      This VOTING AGREEMENT (the "Agreement"), dated as of September    , 1997,
                                                                     ---
is made and entered into by and among PHILIP L. BECKER, an individual person ("Becker"), TRANSITION PARTNERS, LTD., a Colorado corporation, and PANTHEON CAPITAL LTD., (Transition Partners, Ltd. and Pantheon Capital Ltd. shall be individually referred to as the "Shareholder" and collectively referred to as the "Shareholders").

                                      RECITALS

      The Shareholders and eSoft, Inc. (the "Company") desire to act in concert with regards to (i) the election of directors, (ii) matters relating to financing the future growth of the Company's business operations and (iii) other matters that may come before the vote of the shareholders of the Company during the term of this Agreement.

      IN CONSIDERATION of the mutual representations, warranties, covenants, agreements, terms and conditions contained herein the parties hereby covenant and agree as follows:

                                     AGREEMENT

      1. AGREEMENT TO VOTE. Becker agrees to vote all 950,000 shares of eSoft, Inc. common stock owned and held by him (the "Shares") at any meeting of the shareholders of the Company (a) for the election as directors of the Company Messrs. Wayne Farlow, Gene Copeland, Kent Nuzum and Philip L. Becker and, upon expansion of the size of the Board to five members for another director recommended for election by a majority of the directors then acting and (b) in any other


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matter brought before the shareholders in accordance with the proposal or recommendation of the majority of the board of directors of the Company. This agreement to vote shall be deemed irrevocable and coupled with an interest. This agreement to vote shall be effective until the earlier of the consummation of an Initial Public Offering of the Company' s common stock, 11:59 p.m. MST on December 31, 1998 (the "Termination Date") or the termination of this Agreement in accordance with its terms.

      2. REPRESENTATIONS AND WARRANTIES OF BECKER. Becker hereby represents and warrants to the Shareholders, as follows:

            (a) Becker is the record and beneficial owner of the Shares. The Shares are free and clear of any and all claims, liens, charges, encumbrances and security interests and are not subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of the Shares, other than pursuant to this Agreement; and

            (b) Becker has all necessary power and authority to enter into this Agreement and the execution of this Agreement by him does not, and the performance by him of his obligations hereunder will not, constitute a violation of, conflict with or result in a default under any contract, commitment, agreement, understanding, arrangement, statute or restriction of any kind to which he is a party or by which he or any of his property is bound or any judgment, decree or order applicable to him.

      3. REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS. Each Shareholder hereby represents and warrants to Becker, as to itself only, as follows:


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            (a) This Agreement has been duly authorized by all necessary corporate action or pursuant to the legal authority granted to the Shareholder and is the valid and binding agreement of such Shareholder, enforceable against it in accordance with its terms.

            (b) The execution of this Agreement by such Shareholder does not, and the performance by it of its obligations hereunder will not, constitute a violation of, conflict with or result in a default under any contract, commitment, agreement, understanding, arrangement, statute or restriction of any kind to which the Shareholder is a party or by which the Shareholder or any of its property is bound or any judgment, decree or order applicable to the Shareholder.

      4. COVENANT OF BECKER. Becker hereby agrees that he will not, during the term of this Agreement, grant any proxies or enter into any voting trust or other agreement or arrangement with respect to the voting of any Shares or any shares of common stock of the Company subsequently acquired by Becker.

      5. COVENANT OF THE SHAREHOLDERS. Each of the Shareholders hereby agrees, as to itself only, that during the term of this Agreement, such Shareholder will vote all of its shares of the Company's common stock at any shareholder meeting for the election of the directors named and described in paragraph 1, above.

      6. REMEDIES. The parties hereto agree that if for any reason Becker or any Shareholder shall have failed to perform their obligations under this Agreement, then any party hereto seeking to enforce this Agreement shall be entitled to specific performance and injunctive and other equitable relief, and the parties hereto further agree to waive any requirement for the securing or posting of any bond in connection with obtaining such injunctive or other equitable relief. This provision is without


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prejudice to any other rights that the parties hereto may have against each other to perform their respective obligations under this Agreement.

      7.    MISCELLANEOUS.

            (a) ASSIGNMENT. Neither this Agreement nor the rights and obligations hereunder shall be assignable by the parties hereto. This Agreement shall be binding upon each of the parties and such party's heirs, distributees, successors and assigns by will or by the laws of descent.

            (b) AMENDMENTS. This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by the parties hereto.

            (c) TERMINATION. This Agreement shall terminate in its entirety upon the earlier of the Termination Date or by written consent of all the parties.

            (d) GOVERNING LAW. This agreement shall be governed by and construed and enforced in accordance with the substantive laws of the state of Colorado without giving effect to the principles of conflict of laws thereof.



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                                  SIGNATURES

      IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

                                    PHILIP L. BECKER:

                                    /s/ Philip L. Becker
                                    --------------------------------------------
                                    Philip L. Becker

                                    TRANSITION PARTNERS, LTD.:


                                    By:  /s/ W. Terrance Schreier
                                       -----------------------------------------
                                       W. Terrance Schreier, Managing Director

                                    PANTHEON CAPITAL LTD.


                                    By:  /s/ Kent Nuzum
                                       -----------------------------------------
                                        Kent Nuzum, Director

RECEIPT OF NOTICE

          eSoft, Inc. hereby acknowledges that it has received notice of the execution of this Voting Agreement and agrees to take no action which would interfere with the parties performance of the Agreement.

                                    eSOFT, INC.

                                    By:  /s/ Philip L. Becker
                                       -----------------------------------------
                                        Philip L. Becker, President


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